Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (hereinafter called this “Amendment”) is entered into as of March 24, 2015, by and among MIDSTATES PETROLEUM COMPANY, INC., a Delaware corporation (the “Parent”), MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, and SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as an Issuing Lender and as Swing Line Lender.

WITNESSETH:

WHEREAS, Parent, Borrower, Administrative Agent, the Issuing Lender, the Swing Line Lender and the lenders party thereto (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of June 8, 2012 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), whereby the Lenders have agreed to make certain loans to Borrower upon the terms and conditions set forth therein;

WHEREAS, Administrative Agent has recommended, and Borrower and the Required Lenders have agreed, that the Conforming Borrowing Base be maintained at an amount equal to $525,000,000;

WHEREAS, the Borrower, as seller, and Pintail WI LLC, as buyer, have entered into a certain Purchase and Sale Agreement dated as of March 5, 2015, pursuant to which Borrower will sell, transfer, convey or otherwise dispose of certain of its oil and gas properties (the “DeQuincy Assets”) in Beauregard and Calcasieu Parishes, Louisiana (the disposition thereof, the “DeQuincy Disposition”);

WHEREAS, Borrower has asked Administrative Agent, Issuing Lender and the Lenders to amend the Credit Agreement as described herein; and

WHEREAS, Administrative Agent, Issuing Lender and the Lenders are willing to amend the Credit Agreement as requested by Borrower, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

Section 1.                                           Terms Defined in Credit Agreement.  As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Credit Agreement (as amended hereby) shall have the same meaning herein as therein defined, all of such terms and their definitions being incorporated herein by reference.

Section 2.                                           Amendments to Credit Agreement.  Subject to the occurrence of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Required Collateral Percentage” means (a) prior to April 1, 2015, 80%, and (b) on and after April 1, 2015, 90%.

(b)                                 Clause (a) of the second sentence of Section 4.01 of the Credit Agreement is hereby amended and restated in its entirety as follows: “(a) (i) as of the Closing Date, Mortgages on at least 80% of the total proven Oil and Gas Properties set forth in the Reserve Report delivered pursuant to Section 5.01(i) and (ii) thereafter, such Mortgages as may be required from time to time in accordance with Section 4.02”.

(c)                                  Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“4.02                  Agreement to Deliver Security Documents.  On the Closing Date, the Loan Parties shall execute such Mortgages, security agreements, financing statements and other Security Documents substantially similar to the mortgages, security agreements, financing statements and other security documents executed in connection with the Existing Credit Agreement, or otherwise in form and substance reasonably satisfactory to Administrative Agent, for the purpose of granting and perfecting first and prior Liens in proven Oil and Gas Properties having at least eighty percent (80%) of the net present value reflected in the Reserve Report delivered under Section 5.01(i).  In connection with each Scheduled Borrowing Base Determination and Special Borrowing Base Determination, Borrower shall provide to Administrative Agent a report listing all current Mortgaged Properties covered in the Reserve Report to ascertain whether the Mortgaged Properties represent at least the Required Collateral Percentage of the total net present value of the proven Oil and Gas Properties in the Reserve Report delivered by Borrower to Administrative Agent in connection with such Scheduled Borrowing Base Determination.  In the event that the Mortgaged Properties do not represent at least the Required Collateral Percentage of such total value, then, within thirty (30) days of such Scheduled Borrowing Base Determination (which thirty-day period may, solely in the case of the Scheduled Borrowing Base Determination occurring April 1, 2015, be extended by up to sixty (60) days by Administrative Agent in its sole discretion), Parent and Borrower shall, and shall cause their respective Subsidiaries to, grant to Administrative Agent as security for the Obligations a first-priority Lien interest (subject to Permitted Liens) on additional proven Oil and Gas Properties not already subject to a Lien of the Security Documents such that after giving effect thereto, the Mortgaged Properties will represent at least the Required Collateral Percentage of such total value.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Documents, all in form and substance reasonably satisfactory to Administrative Agent and in sufficient executed and acknowledged counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor.”

(d)                                 Sections 7.16(b) and (c) of the Credit Agreement are hereby amended by replacing each reference therein to “80%” with a reference to “the Required Collateral Percentage”.

(e)                                  Section II.B of Appendix II to the Credit Agreement is hereby amended and restated in its entirety as follows:

“B.                              Leverage Ratio.  As of the last day of any fiscal quarter, Borrower’s ratio of Total Net Indebtedness to EBITDA for the trailing four fiscal quarter period ending on the last day of such fiscal quarter shall not exceed (i) 4.75:1.0, for the fiscal quarter ending December 31, 2014, (ii) 4.50:1.0, for the fiscal quarters ending March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, and (iii) 4.00:1.0, for the fiscal quarter ending March 31, 2016 and each fiscal quarter thereafter.”

(f)                                   Section 4(c) of the Fifth Amendment is hereby amended by adding the words “(as amended on the Bridge Facility Effective Date if and to the extent that such date occurs)” after the reference therein to “Section 8.05(n) of the Credit Agreement”.

Section 3.                                           Scheduled Borrowing Base Redetermination.

(a)                                 Pursuant to Section 2.04(a) of the Credit Agreement, on and as of April 1, 2015, but subject to the occurrence of the Sixth Amendment Effective Date, the Conforming Borrowing Base shall automatically be maintained at $525,000,000 until adjusted in accordance with Section 2.04(f) of the Credit Agreement or otherwise redetermined.

(b)                                 Both Parent and Borrower, on the one hand, and Administrative Agent and the Required Lenders, on the other hand, agree that the redetermination of the Conforming Borrowing Base pursuant to clause (a) of this Section 3 shall constitute the regularly scheduled redetermination of the Conforming Borrowing Base for April 1, 2015 (and shall not constitute a discretionary redetermination of the Conforming Borrowing Base by either Borrower, on the one hand, or Administrative Agent or Lenders, on the other hand, pursuant to Section 2.04(e) of the Credit Agreement).

(c)                                  Both the Parent and the Borrower, on the one hand, and the Administrative Agent and the Required Lenders, on the other hand, further acknowledge and agree that (i) for purposes of the redetermination of the Conforming Borrowing Base pursuant to clause (a) of this Section 3, the DeQuincy Assets were not included in the most recently delivered Reserve Report, or, if included, were not given any value in the determination of the Conforming Borrowing Base for purposes of the Credit Agreement or other Loan Documents and (ii) so long as the DeQuincy Disposition is consummated prior to the Scheduled Borrowing Base Determination scheduled for October 1, 2015 and any discretionary redetermination of the Conforming Borrowing Base by either Borrower, on the one hand, or Administrative Agent (at the direction of the Required Lenders), on the other hand, pursuant to Section 2.04(e) of the Credit Agreement, as a result of such consummation the Conforming Borrowing Base shall not be automatically reduced pursuant to Section 8.02 of the Credit Agreement.

Section 4.                                           Conditions of Sixth Amendment Effective Date.  This Amendment will become effective on the date on which each of the following conditions precedent are satisfied or are waived by Administrative Agent and the Required Lenders in their sole discretion (the “Sixth Amendment Effective Date”).

(a)                                 Borrower, Parent and Lenders comprising at least the Required Lenders shall have delivered to Administrative Agent duly executed counterparts of this Amendment;

(b)                                 Borrower shall have made payment of all fees and expenses then due and payable under the Credit Agreement, including any fees and expenses then due and payable in connection with this Amendment pursuant to Section 12.04(a) of the Credit Agreement, in the case of expenses to the extent invoiced at least three business days prior to the Sixth Amendment Effective Date (except as otherwise reasonably agreed by Borrower); and

(c)                                  Borrower and Parent shall have acknowledged and confirmed to Administrative Agent and the Lenders, and by its execution and delivery of this Amendment each of Borrower and Parent does hereby acknowledge and confirm to Administrative Agent and the Lenders, that, after giving effect to this Amendment (i) the representations and warranties in Article VI of the Credit Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), on and as of the Sixth Amendment Effective Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date in which case they shall be true and correct as of such earlier date in all material respects, except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

Section 5.                                           Consent Fees.  Borrower agrees to pay to Administrative Agent on the Sixth Amendment Effective Date for the account of each Lender that has returned an executed counterpart signature page to this Amendment (whether by physical delivery or electronic transmission) to Administrative Agent by or before 5:00 pm Central Time on March 24, 2015, a one-time consent fee in an amount of ten (10) basis points times the amount of such Lender’s then-effective Commitment.

Section 6.                                           Authorization to Release Louisiana Mortgages and Related Personal Property.  Each of the Lenders party hereto hereby authorizes the Administrative Agent to execute and deliver to the Borrower (or its designee) concurrently with the consummation of the DeQuincy Disposition, instruments or other agreements terminating and releasing the Security Documents covering the portion of the Borrower’s, Parent’s or their respective Subsidiaries’ Oil and Gas Properties and any personal property directly related thereto disposed of thereby.

Section 7.                                           Representations and Warranties.  On the Sixth Amendment Effective Date, each of Parent and Borrower represents and warrants to Administrative Agent and each of the Lenders that:

(a)                                 Each Loan Party: (i) is validly existing and (ii) has the power and authority to execute, deliver, and perform its obligations under this Amendment and each other Loan Document to which it is a party except where such failure does not constitute a Default and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by each of Parent and Borrower of this Amendment and each other Loan Document to which it is a party has been duly authorized by all necessary limited liability company or corporate action of Parent or Borrower, as applicable, and does not and will not contravene the terms of any of such Person’s Organization Documents.

(c)                                  This Amendment and each other Loan Document to which each Loan Party is a party constitutes the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 8.                                           Reference to and Effect on the Credit Agreement.

(a)                                 Upon the Sixth Amendment Effective Date and thereafter, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Section 9.                                           Cost and Expenses.  Each of Parent and Borrower agrees to pay fees and expenses in connection with this Amendment pursuant to the terms and conditions of Section 12.04(a) of the Credit Agreement.

Section 10.                                    Extent of Amendments.  Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents are not amended, waived, modified or affected hereby.  Each of Parent and Borrower hereby ratifies and confirms that (i) except as specifically set forth in this Amendment, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, (iii) the Collateral is unimpaired by this Amendment, and (iv) except as specifically set forth in this Amendment, each of Administrative Agent, each Issuing Lender and each Lender shall have and retain unimpaired any and all rights that it may now or hereafter have under or in connection with the Credit Agreement (as modified hereby) or any other Loan Document (including its right to insist on strict compliance with the Credit Agreement (as modified hereby) or other Loan Document).

Section 11.                                    Release.    In consideration of the waivers and amendments set forth in this Amendment, each of Borrower and Parent, on behalf of themselves and their respective subsidiaries, as well as their respective heirs, predecessors in interest, successors and assigns (each individually, a “Releasing Party” and collectively, the “Releasing Parties”) hereby irrevocably releases, acquits, forever discharges, and covenants not to sue, Administrative Agent, each Issuing Lender, Swing Line Lender and each Lender, along with all of their Affiliates, officers, directors, agents, employees, and attorneys-in-fact, as well as their respective heirs, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, investigations, proceedings, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by Borrower or Parent, which Borrower, Parent, any Guarantor or any Subsidiary of any of them, ever had or now has, may have or that may hereafter accrue against any Released Party, in each case, for or by reason of any matter, cause or thing whatsoever arising or occurring on or prior to the date of this Amendment in any way relating to, in whole or in part, directly or indirectly (a) the Credit Agreement, any Note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any Notes, the negotiation of any of the Credit Agreement, the Notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and Borrower or Parent in reference to any Loan Document (the “Released Claims”).  The Releasing Parties understand and acknowledge that they may hereafter discover facts in addition to or different from those which they know or believe to be true with respect to the Released Claims, but the Releasing Parties expressly acknowledge and agree that any such discovery shall not affect the validity or enforceability of their release herein, including their release of any unknown claims that constitute Released Claims.  The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Amendment.

Section 12.                                    Execution and Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

Section 13.                                    Governing Law.  This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

Section 14.                                    Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

Section 15.                                    No Waiver.  Borrower hereby agrees that except as expressly set forth in this Amendment, no Default or Event of Default has been waived or remedied by the execution of this Amendment by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  Nothing contained in this Amendment nor any past indulgence by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, nor any other action or inaction on behalf of Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender shall constitute or be deemed to constitute an election of remedies by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender.

Section 16.                                    Loan Document.  This Amendment is a Loan Document.

Section 17.                                    Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 18.                                    NO ORAL AGREEMENTS.  THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY PARENT, BORROWER, ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER AND/OR LENDERS (TOGETHER WITH THE FEE LETTERS) REPRESENT THE FINAL AGREEMENT REGARDING THE MATTERS HEREIN BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written,

MIDSTATES PETROLEUM COMPANY LLC, a
Delaware limited liability company, as Borrower

By:	/s/ Nelson M. Haight
Name: Nelson M. Haight
Title: Senior Vice President and Chief Financial Officer

MIDSTATES PETROLEUM COMPANY, INC., a
Delaware corporation, as Parent

By:	/s/ Nelson M. Haight
Name: Nelson M. Haight
Title: Senior Vice President and Chief Financial Officer

[Revolver Amendment Signature Page]

SUNTRUST BANK, as Administrative Agent,
as Swing Line Lender and as an Issuing Lender

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

[Revolver Amendment Signature Page]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ C. Mark Hedrick
	Name:	C. Mark Hedrick
	Title:	Managing Director

[Revolver Amendment Signature Page]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tony Alexander
	Name:	Tony Alexander
	Title:	Vice President

[Revolver Amendment Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

[Revolver Amendment Signature Page]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Vice President

[Revolver Amendment Signature Page]

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Stuart Murray
	Name:	Stuart Murray
	Title:	Managing Director

By:	/s/ Andrew Keene
	Name:	Andrew Keene
	Title:	Vice President

[Revolver Amendment Signature Page]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Steve Ray
	Name:	Steve Ray
	Title:	Director

[Revolver Amendment Signature Page]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

[Revolver Amendment Signature Page]